UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024

AVANT TECHNOLOGIES INC.

(f/k/a TREND INNOVATIONS HOLDING INC.)

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-225433 (Commission File Number)	38-4053064 (I.R.S. Employer Identification Number)

c/o Eastbiz.com, Inc 5348 Vegas Drive, Las Vegas, NV 89108

(Address and telephone number of principal executive offices)

(Issuer’s telephone number)

(702) 509-1747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company Yes ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable

Item 1.01 Entry into a Material Definitive Agreement

On January 17, 2024, the Avant Technologies, Inc. (the “Company”) entered into an Employment Agreement (the "Agreement") with Jared Pelski, and appoint Mr. Pelski to serves a Vice President – Business Development of the Company. Jared Pelski is not a relative of any director or executive officer of the Company and does not own more than 5% of the Company's outstanding common stock. Jared Pelski will undertake the responsibilities of Vice President of Business Development, without concurrent membership on the board.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In consideration for serving as Vice President – Business Development, Mr. Pelski will receive an annual base cash salary of $200,000 plus an annual cash bonus equal to 25% of the annual base salary, to be paid no later than March 15th of the year immediately following the year in which the bonus was earned. In addition, Mr. Pelski will be eligible to equity compensation as follows:

(i)	Incentive Stock Options (ISOs): Effective upon the initiation of employment (the “Start Date”), Mr. Pelski shall receive an initial option grant in the form of an ISO, in a quantity equivalent to 0.6% of the total outstanding common stock of the Company at that date with an exercise price of $1.01, subject to the following key terms: (a) 4-year vesting, with 1-year cliff (25% to vest immediately on the 10yr anniversary of the Start Date, the remaining 75% to ratably vest monthly (1/36 each month) thereafter);.
(ii)	Restricted Stock Awards (RSAs): The Company shall grant Mr. Pelski a bonus to Employee in an amount equal to the estimated tax owed by Employee in connection to the RSA Issuance. The number of shares of common stock to be issued in such case will be determined by dividing that portion of the Quarterly RSA payable in Stock by 85% of the Company’s ten-day Volume Weighted Average Price (“VWAP”) of the Company’s shares of common stock, for the ten-day period immediately prior to the date of issuance. This represents a 15% discount to the relevant VWAP, which discount shall at no point be less than $0.10 per share.

Notwithstanding the foregoing, if the Company is listed on Nasdaq or any other National Stock Exchange while Mr. Pelski is employed by, or performing advisory services for, the Company in any capacity, the Company shall pay a one-time up-listing bonus of $300,000 in the form of an RSA, which shall be payable within ten days of the effective date of the listing. Payment shall be made in shares of common stock of the Company.

Mr. Pelski assumed the role of Vice President – Business Development at the Company on January 17, 2024. The compensation arrangements described above were approved by the Board of Directors and do not exceed the standards for executive compensation disclosed in the Company's most recent annual report on Form 10-K. The Exhibit 10.1 attached hereto includes the Employment Agreement, encompassing terms and conditions, base salary, bonuses, equity compensation, benefits, confidentiality, and termination details.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Avant Technologies Inc. and Jared Pelski dated January 17, 2023

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 19, 2023	AVANT TECHNOLOGIES, INC.

	By:	/s/	Vitalis Racius
		Name:	Vitalis Racius
		Title:	Chief Financial Officer, Director & Treasurer